UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2010 (July 30, 2010)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code     (717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD, TRANSFER OF LISTING.

On July 30, 2010, Rite Aid Corporation (the "Company") was notified by the New York Stock Exchange, Inc. (the "NYSE") that the average per share price of its common stock was below the NYSE's continued listing standard relating to minimum average share price.  Rule 802.01C of the NYSE's Listed Company Manual requires that a company's common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period.

In accordance with the NYSE's rules, on August 3, 2010, the Company provided written notice to the NYSE of its receipt of the notice and of its intention to effect a reverse stock split, subject to stockholder approval, if necessary to cure the deficiency.  The Company has six months from receipt of the notice to regain compliance with the NYSE's price condition or until the Company's next annual meeting of stockholders if stockholder approval is required, as would be the case to effectuate a reverse stock split, to cure the deficiency.  Subject to the NYSE’s rules, during cure period, the Company's common stock will continue to be listed and trade on the NYSE.  The Company is in compliance with all other NYSE listing rules.

The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period.  If the Company effectuates a reverse stock split vote at its next annual meeting of stockholders to cure the condition, the condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

ITEM 8.01.	OTHER EVENTS.

Proposed Reverse Stock Split

On August 3, 2010, the Company issued a press release announcing that its Board of Directors has approved a reverse stock split of the Company’s common stock.  The Company intends to seek stockholder approval for the reverse stock split at or prior to its next annual meeting of stockholders. The terms of the reverse stock split, including selection of an appropriate reverse split ratio and setting the date for the meeting of stockholders, will be determined at a later date by the Board of Directors. The split ratio will be determined based upon the facts and circumstance existing at the time the decision is made.  Following stockholder approval, the reverse stock split will be effected, if necessary, to regain compliance with the NYSE listing rules.

If the Company effects the reverse stock split, there can be no assurances that it will achieve its intended effects, including those described above in this Form 8-K. The Company reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable charter amendment with the Delaware Secretary of State, even if stockholder approval has been obtained.

A copy of the press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1           Press Release dated August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: August 3, 2010	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 3, 2010